                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 13, 1997


                             C. BREWER HOMES, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                    0-22948          99-014505
---------------------------------   -----------    ------------------
State or other jurisdiction of      (Commission    (I.R.S. Employer
incorporation or organization)      File Number)   Identification No.)


255-A EAST WAIKO ROAD, WAILUKU, HAWAII                    96793
--------------------------------------                 ------------
(Address of Principal Executive Offices)                (Zip Code)



                                  808-242-6833
                                  ------------
               Registrants telephone number, including area code

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Item 5.    Other Events

On December 18, 1997, C. Brewer Homes, Inc. (the "Company") announced that the Company and Mauna Loa Macadamia Partners, L.P. ("Mauna Loa") executed a definitive merger agreement pursuant to which the Company will be merged into Mauna Loa and Mauna Loa will survive the Merger as a partnership (the "Merger"). Upon consummation of the Merger, stockholders of the Company will receive .667 limited partnership units of Mauna Loa (subject to adjustment) for each share of common stock of the Company. The merger agreement is subject to approval by the holders of (i) C. Brewer Homes, Inc. common stock and (ii) Mauna Loa partnership units, and other typical closing conditions. The full text of a press release announcing the execution of the merger agreement is attached hereto as Exhibit
99.1 and incorporated herein by reference.

Under a Release and Separation Agreement dated August 13, 1997, the Company and Edward T. Foley, the Company's Executive Vice President and Chief Financial Officer, agreed that upon the consummation of the Merger, Mr. Foley will be entitled to a payment of $50,000. In addition, the Company and Mr. Foley entered into a Consultant Agreement dated August 14, 1997 that provides that Mr. Foley will be paid a Consulting Fee equal to his current monthly salary for six months following his separation from the Company as an employee as provided for in the Release and Separation Agreement.

In the third quarter of fiscal year 1998, the Company began operating as its own general contractor for the purposes of constructing the remaining 62 homes at its Kaimana project on the island of Maui. As a result, the Company and Fletcher Pacific Construction Co., Ltd. agreed to terminate their contract dated as of May 30, 1995. (Filed as to Exhibit 10.7 of the Registrant's Quarterly Report on Form 10-Q dated September 30, 1995).

As part of the Company's expanded business strategy to develop and sell lots and parcels of land in addition to homebuilding, the Company has entered into Purchase and Sale Agreements for its Nanea at Kehalani subdivision and its Iao II parcel for $2.2 million and $2.0 million, respectively. Both agreements are subject to various closing conditions and will terminate if the closings do not occur by March 31, 1998, and June 1, 1998, respectively.

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
Item 7.     Financial Statements and Exhibits
            (c)  Exhibits

Exhibit
Number                 Description
--------               -----------
2.3         Agreement and Plan of Merger dated December 18, 1997.

10.62       Release and Separation Agreement, dated August 13, 1997, between the
            Registrant and Edward T. Foley.

10.63 Consultant Agreement, dated August 14, 1997, between the Registrant and Edward T. Foley.

10.64       Purchase and Sale Agreement, dated September 12, 1997, between the
            Registrant and Stanford S. Carr Development Corporation regarding the Iao II parcel and Eha Street extension.

10.65       Fletcher Pacific Contract termination letter, dated November 12,
            1997, from the Registrant to Fletcher Pacific Construction Co., Ltd.

10.66       Purchase and Sales Agreement, dated December 15, 1997, between the
            Registrant and Jesse E. Spencer regarding the "Nanea at Kehalani" subdivision.

99.1
        Press Release dated December 18, 1997.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         C. BREWER HOMES, INC.
                                              (Registrant)


                                         By     /s/ Edward T. Foley
                                                --------------------------
                                                   Edward T. Foley
                                               Executive Vice President and
                                               Chief Financial Officer

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                                 EXHIBIT INDEX
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

Exhibit
Number                   Description
-------                  -----------
2.3         Agreement and Plan of Merger dated December 18, 1997.

10.62 Release and Separation Agreement, dated August 13, 1997, between the Registrant and Edward T. Foley.

10.63       Consultant Agreement, dated August 14, 1997, between the
            Registrant and Edward T. Foley.

10.64 Purchase and Sale Agreement, dated September 12, 1997, between the Registrant and Stanford S. Carr Development
            Corporation regarding the Iao II parcel and Eha Street extension.

10.65       Fletcher Pacific Contract termination letter, dated
            November 12, 1997, from the Registrant to Fletcher Pacific
            Construction Co., Ltd.

10.66 Purchase and Sales Agreement, dated December 15, 1997, between the Registrant and Jesse E. Spencer regarding the "Nanea at Kehalani" subdivision.

99.1        Press Release dated December 18, 1997.
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